n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2024 Financial Results;
Provides Full Year 2025 Financial Guidance

•Reports 4Q24 net loss per share of $5.76 on a GAAP basis, Adjusted net loss per share of $2.16; reports FY 2024 earnings per share (EPS) of $9.98 on a GAAP basis, $16.21 on an Adjusted basis
•4Q24 Insurance segment Adjusted benefit ratio of 91.9 percent, which includes a 20-basis point increase related to incremental Star Ratings investments, was consistent with expectations
•Affirms previous commentary of Adjusted FY 2025 EPS guidance to be 'at least in line with 2024 results'; anticipating GAAP EPS of approximately $15.88, or approximately $16.25 on an Adjusted basis, inclusive of incremental investments to support operational excellence
•Expects individual Medicare Advantage annual membership decline of approximately 550,000, or approximately 10 percent, from 2024, inclusive of the company's decision to exit certain unprofitable plans and counties
•Continuing to advance Medicaid and CenterWell strategies; expected to drive increased earnings contribution over the mid and longer term
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 9:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings
LOUISVILLE, KY (February 11, 2025) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net (loss) earnings per share for the quarter ended December 31, 2024 (4Q24) versus the quarter ended December 31, 2023 (4Q23) and for the year ended December 31, 2024 (FY 2024) versus the year ended December 31, 2023 (FY 2023) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net losses (pretax results) In millions	4Q24 (a)	4Q23 (a)	FY 2024 (a)	FY 2023 (a)
Generally Accepted Accounting Principles (GAAP)	($862)	($591)	$1,721	$3,383
Amortization associated with identifiable intangibles	14	15	60	67
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	155	179	296	320
Impact of exit of employer group commercial medical products business	67	1	144	16
Value creation initiatives	130	384	281	436
Impairment charges	200	91	200	91
Transaction and integration costs	—	—	—	(48)
Accrued charge related to certain anticipated litigation expenses	—	—	—	105
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Adjusted (non-GAAP)	($296)	$79	$2,702	$4,369

(Net loss per share) EPS	4Q24 (a)	4Q23 (a)	FY 2024 (a)	FY 2023 (a)
GAAP	($5.76)	($4.42)	$9.98	$20.00
Amortization associated with identifiable intangibles	0.12	0.13	0.50	0.54
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	1.29	1.46	2.45	2.57
Impact of exit of employer group commercial medical products business	0.55	0.01	1.19	0.13
Value creation initiatives	1.08	3.13	2.33	3.50
Impairment charges	1.66	0.74	1.65	0.73
Transaction and integration costs	—	—	—	(0.38)
Accrued charge related to certain anticipated litigation expenses	—	—	—	0.84
Change in fair market value of publicly-traded equity securities	—	—	—	(0.01)
Cumulative net tax impact of non-GAAP adjustments	(1.10)	(1.16)	(1.89)	(1.83)
Adjusted (non-GAAP)	($2.16)	($0.11)	$16.21	$26.09
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year comparisons.
“We were pleased with Humana’s solid finish to the year, while also reaffirming our outlook for 2025,” said Jim Rechtin, Humana’s President and Chief Executive Officer. “We are confident in our long-term strategy and 2025 will be a critical step in returning to compelling, normalized margins.”

FY 2025 Earnings Guidance
Humana provides its GAAP EPS guidance for the year ending December 31, 2025 (FY 2025) of approximately $15.88, or approximately $16.25 on an Adjusted basis.
Additional FY 2025 guidance points are included on page 14 of this earnings release.

Diluted earnings per share	FY 2025 Guidance	FY 2024 (a)
GAAP	approximately $15.88	$9.98
Amortization associated with identifiable intangibles	0.49	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	—	2.45
Impact of exit of employer group commercial medical products business	—	1.19
Value creation initiatives	—	2.33
Impairment charges	—	1.65
Cumulative net tax impact of non-GAAP adjustments	(0.12)	(1.89)
Adjusted (non-GAAP) – FY 2025 projected (b); FY 2024 Reported	approximately $16.25	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q24 (a)	4Q23 (a)	FY 2024 (a)	FY 2023 (a)
Revenues	$29,213	$26,462	$117,761	$106,374
Revenues - Adjusted (non-GAAP)	$29,199	$25,734	$117,210	$102,645
Pretax results	($862)	($591)	$1,721	$3,383
Pretax results - Adjusted (non-GAAP)	($296)	$79	$2,702	$4,369
(Net loss per share) EPS	($5.76)	($4.42)	$9.98	$20.00
(Net loss per share) EPS - Adjusted (non-GAAP)	($2.16)	($0.11)	$16.21	$26.09
Benefits expense ratio	91.5%	90.7%	89.8%	87.3%
Benefits expense ratio - Adjusted (non-GAAP)	91.3%	90.5%	89.7%	87.2%
Operating cost ratio	14.4%	14.6%	11.8%	12.5%
Operating cost ratio - Adjusted (non-GAAP)	13.2%	12.9%	11.3%	11.7%
Operating cash flows			$2,966	$3,981
Parent company cash and short term investments			$562	$510
Debt-to-total capitalization			41.9%	41.8%
Days in Claims Payable (DCP)	37.8	41.4
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Consolidated Revenues
The favorable year-over-year quarter and FY GAAP consolidated revenues comparisons were primarily driven by the following factors:

•higher per member Medicare premiums, and
•Medicare Advantage and state-based contracts membership growth.
These factors were partially offset by the continued decline in stand-alone PDP membership, as well as a decline in membership in the group commercial medical business as a result of the company's decision to exit the business.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefit Ratio
The year-over-year quarterly and FY increases in the GAAP consolidated benefit ratio primarily reflected the following items:
•continued impact of elevated Medicare Advantage and state-based contracts medical cost trends in 4Q24 and FY 2024, and
•lower favorable prior period medical claims reserve development.
These factors were partially offset by the impact of the pricing and benefit design of the company's 2024 Medicare Advantage products, which included a reduction in benefits in response to the net impact of the 2024 final rate notice and the initial emergence of increased medical cost trends in 2023.
Furthermore, the year-over-year comparisons continue to reflect a shift in line of business mix, with growth in Medicare Advantage and state-based contracts and other membership, which can carry a higher benefit ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefit ratios for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	FY
Prior Period Development from prior years recognized in 2024 (c)	$535	$134	$24	$8	$701
Decrease to GAAP benefit ratio	(190 bps)	(50 bps)	(10 bps)	(0 bps)	(60 bps)
Prior Period Development from prior years recognized in 2023 (c)	$522	$232	$4	$114	$872
Decrease to GAAP benefit ratio	(200 bps)	(90 bps)	(0 bps)	(50 bps)	(90 bps)
Consolidated Operating Cost Ratio
The year-over-year quarterly and FY decreases in the GAAP consolidated operating cost ratio from the respective 2023 periods primarily reflected the following:
•scale efficiencies associated with growth in the company's Medicare Advantage membership,
•administrative cost efficiencies resulting from the company's value creation initiatives,
•a lesser impact from commission expense for brokers in 2024 compared to 2023 as a result of the significant individual Medicare Advantage membership growth in 2023, and
•a lesser impact of value creation initiative charges in 4Q24 and FY 2024 compared to the prior year periods; these charges were recorded at the corporate level and not allocated to the segments.

The year-over-year FY comparison was further impacted by the accrued charge related to certain anticipated litigation expenses included in FY 2023 results.
These factors were partially offset by the following items:
•impact of significantly reduced compensation accruals in 4Q23 and FY 2023 related to the annual incentive plan offered to employees across all levels of the company as the company's 2023 performance was negatively impacted by higher-than-anticipated Medicare Advantage utilization trends, and
•higher impairment costs in 4Q24 and FY 2024.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratios for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 37.8 days at December 31, 2024 represented a decrease of 2.9 days from 40.7 days at September 30, 2024 and a decrease of 3.6 days from 41.4 days at December 31, 2023.
The 2.9 days sequential decrease was primarily driven by a 2.6-day impact related to a lesser processed claims inventory as of December 31, 2024 compared to September 30, 2024.
The 3.6 days year-over-year decrease was primarily driven by lower reserve requirements in provider-capitation accruals due to lower performance-based payment expectations and a lesser processed claims inventory.
•Humana's debt-to-total capitalization at December 31, 2024 decreased 40 basis points to 41.9 percent from 42.3 percent at September 30, 2024 primarily driven by repayment of senior note and commercial paper debt, partially offset by the impact of the 4Q24 net loss.
Operating cash flows
The year-over-year decline in FY GAAP operating cash flows primarily reflected lower earnings in 2024, partially offset by the favorable impact of working capital items.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results ($ in millions)	4Q24 (a)	4Q23 (a)	FY 2024 (a)	FY 2023 (a)
Revenues	$28,170	$25,565	$113,764	$102,854
Revenues - Adjusted (non-GAAP)	$28,156	$24,801	$113,213	$99,090
Benefits expense ratio	92.1%	91.5%	90.4%	88.0%
Benefits expense ratio - Adjusted (non-GAAP)	91.9%	91.4%	90.3%	88.0%
Operating cost ratio	11.0%	11.1%	9.2%	10.2%
Operating cost ratio - Adjusted (non-GAAP)	11.0%	10.9%	9.2%	9.8%
(Loss) income from operations	($646)	($426)	$1,289	$2,654
(Loss) income from operations - Adjusted (non-GAAP)	($575)	($361)	$1,483	$2,897

Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as recalculations.

Insurance Segment Revenues
The year-over-year quarter and FY increases in GAAP segment revenues from the respective 2023 periods primarily reflected the following items:
•higher per member Medicare premiums, and
•Medicare Advantage and state-based contracts membership growth.
These factors were partially offset by the continued decline in stand-alone PDP membership, as well as a decline in membership in the group commercial medical business as a result of the company's decision to exit the business.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefit Ratio
The year-over-year quarter and FY increases in the GAAP segment benefit ratio primarily reflected the following items:
•continued impact of elevated Medicare Advantage and state-based contracts medical cost trends in 4Q24 and FY 2024, and
•lower favorable prior period medical claims reserve development.
These factors were partially offset by the impact of the pricing and benefit design of the company's 2024 Medicare Advantage products, which included a reduction in benefits in response to the net impact of the 2024 final rate notice and the initial emergence of increased medical cost trends in 2023.
Furthermore, the year-over-year comparisons continue to reflect a shift in line of business mix, with growth in Medicare Advantage and state-based contracts and other membership, which can carry a higher benefit ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefit ratios for the respective periods.
Insurance Segment Operating Cost Ratio
The year-over-year quarter and FY decreases in the GAAP segment operating cost ratio from the respective 2023 periods primarily related to the following:
•scale efficiencies associated with growth in the company's Medicare Advantage membership,
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•a lesser impact from commission expense for brokers in 2024 compared to 2023 as a result of the significant individual Medicare Advantage membership growth in 2023.
The year-over-year FY comparison was further impacted by the accrued charge related to certain anticipated litigation expenses included in FY 2023 results.
These factors were partially offset by the impact of significantly reduced compensation accruals in 4Q23 and FY 2023.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating cost ratios for the respective periods.

January 2025 Ending Membership

January 2025 individual Medicare Advantage membership approximated 5,217,000, down approximately 444,800, or 8 percent, from December 31, 2024. The decrease reflects net membership losses during the recently completed 2025 Annual Election (AEP) period, inclusive of the company's decision to exit certain unprofitable plans and counties, which impacted approximately 560,000 members.

Included within the Individual Medicare Advantage membership are approximately 814,000 Dual Eligible Special Need Plans (D-SNP) members, a decrease of 123,100, or 13 percent, from December 31, 2024. The D-SNP membership decrease was driven in part by delayed redeterminations as a result of the Change Healthcare disruption in 2024.

January 2025 group Medicare Advantage membership approximated 576,000, up approximately 30,300, or 6 percent, from December 31, 2024, reflecting net membership additions during the 2025 selling season.

January 2025 stand-alone PDP membership approximated 2,465,000, up approximately 176,800, or 8 percent, from December 31, 2024, reflecting net membership additions during the recently completed 2025 AEP.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. The segment also includes the impact of non-consolidating minority interest investments related to the company's strategic partnerships with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as the Gentiva (formerly Kindred) Hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results ($ in millions)	4Q24	4Q23	FY 2024	FY 2023
Revenues	$5,130	$4,710	$19,936	$18,405
Operating cost ratio	92.5%	90.6%	92.2%	91.2%
Income from operations	$327	$387	$1,329	$1,404
Income from operations - Adjusted (non-GAAP) (d)	$385	$445	$1,553	$1,614
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
CenterWell Segment Revenues
The favorable year-over-year quarter and FY CenterWell segment revenues comparisons were primarily impacted by the following factors:
•greater intersegment revenues associated with the Home Solutions business in 2024 as compared to respective periods in 2023 as a result of the expansion of services to Humana members under value-based contracts,
•an increase in Pharmacy Solutions revenues resulting from growth in the specialty pharmacy business, driven by increased penetration of Humana health plan members, as well as payor agnostic consumers, and
•higher revenues associated with growth in the company's Primary Care business, partially offset by the impact of the v28 risk model revision.
CenterWell Segment Operating Cost Ratio
The year-over-year quarterly and FY increases in the segment's operating cost ratio primarily resulted from the following:

•unfavorable impact of the v28 risk model revision to the company's Primary Care business, and
•the impact of significantly reduced compensation accruals in 4Q23 and FY 2023.
This impact was partially offset by the following factors:
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•positive prior period medical claims development within the Primary Care Organization.
See additional operational metrics for the CenterWell segment on pages S-13 through S-15 of the statistical supplement included in this earnings release.
Conference Call
Humana will host a live question and answer session for analysts at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question and answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

To participate via phone, please register in advance at this link - https://register.vevent.com/register/BIe3b4c275f3cf421383fa6ac8a142593b.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call.

A webcast of the 4Q24 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page (https://humana.gcs-web.com/events-and-presentations), approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, (net loss per share) EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment:

	4Q24	4Q23	FY 2024	FY 2023
Insurance segment	$4	$4	$17	$22
CenterWell segment	$10	$11	$43	$45

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and (net loss per share) EPS.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, (net loss per share) EPS, consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, (net loss per share) EPS, and the consolidated operating cost ratio.
•Impairment charges - The company recognized non-cash impairment charges in 4Q24 and 4Q23 related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. Additionally, in 4Q23 the company recognized non-cash impairment charges related to minority ownership investments that were deemed to be unrecoverable based on investment performance. These charges were recorded at the corporate level and not allocated to the segments. For all periods, GAAP measures affected include consolidated pretax results, (net loss per share) EPS, and the consolidated operating cost ratio. For 4Q23 and FY 20023, consolidated revenues (specifically investment income) were also affected.
•Transaction and integration costs - The transaction and integration costs primarily related to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of majority ownership of Gentiva (formerly Kindred) Hospice in 2022. For FY 2023, GAAP measures affected include consolidated pretax results, (net loss per share) EPS, and the consolidated operating cost ratio.
•Accrued charge related to certain anticipated litigation expenses - This charge related to certain anticipated expenses the company accrued in connection with a legal matter. For FY 2023, GAAP measures affected include consolidated pretax results, (net loss per share) EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Change in fair market value of publicly-traded equity securities - These gains are a result of market and economic conditions that are unrelated to the company's core business operations. For FY 2023, GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues (specifically investment income).
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, (net loss per share) EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	4Q24	4Q23	FY 2024	FY 2023
GAAP	$29,213	$26,462	$117,761	$106,374
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Impact of exit of employer group commercial medical products business	(14)	(764)	(551)	(3,764)
Impairment charges	—	36	—	36
Adjusted (non-GAAP)	$29,199	$25,734	$117,210	$102,645

Revenues - INSURANCE SEGMENT (in millions)	4Q24	4Q23	FY 2024	FY 2023
GAAP	$28,170	$25,565	$113,764	$102,854
Impact of exit of employer group commercial medical products business	(14)	(764)	(551)	(3,764)
Adjusted (non-GAAP)	$28,156	$24,801	$113,213	$99,090

Benefit Ratio

Benefit ratio - CONSOLIDATED	4Q24	4Q23	FY 2024	FY 2023
GAAP	91.5%	90.7%	89.8%	87.3%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.2)%	(0.1)%	(0.1)%
Adjusted (non-GAAP)	91.3%	90.5%	89.7%	87.2%

Benefit ratio - INSURANCE SEGMENT	4Q24	4Q23	FY 2024	FY 2023
GAAP	92.1%	91.5%	90.4%	88.0%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.1)%	(0.1)%	—%
Adjusted (non-GAAP)	91.9%	91.4%	90.3%	88.0%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	4Q24	4Q23	FY 2024	FY 2023
GAAP	14.4%	14.6%	11.8%	12.5%
Impact of exit of employer group commercial medical products business	—%	—%	(0.1)%	(0.2)%
Value creation initiatives	(0.5)%	(1.5)%	(0.2)%	(0.4)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	—%	(0.1)%
Impairment charges	(0.7)%	(0.2)%	(0.2)%	(0.1)%
Adjusted (non-GAAP)	13.2%	12.9%	11.3%	11.7%

Operating cost ratio - INSURANCE SEGMENT	4Q24	4Q23	FY 2024	FY 2023
GAAP	11.0%	11.1%	9.2%	10.2%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	—%	(0.3)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	—%	(0.1)%
Adjusted (non-GAAP)	11.0%	10.9%	9.2%	9.8%

Insurance Segment - (Loss) Income from Operations

(Loss) income from operations - INSURANCE SEGMENT (in millions)	4Q24	4Q23	FY 2024	FY 2023
GAAP	($646)	($426)	$1,289	$2,654
Amortization associated with identifiable intangibles	4	4	17	22
Impact of exit of employer group commercial medical products business	67	61	177	116
Accrued charge related to certain anticipated litigation expenses	—	—	—	105
Adjusted (non-GAAP)	($575)	($361)	$1,483	$2,897

b) FY 2025 projected Adjusted results exclude the future impact of items that cannot be estimated at this time.

(c) Prior Period Development related to the employer group commercial medical products business:

Favorable (Unfavorable) Prior Period Development	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	FY
Prior Period Development from prior years recognized in 2024	$34	($9)	($1)	($3)	$21
Prior Period Development from prior years recognized in 2023	$23	($20)	($2)	$—	$1

(d) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

Income from operations - CENTERWELL SEGMENT (in millions)	4Q24	4Q23	FY 2024	FY 2023
GAAP	$327	$387	$1,329	$1,404
Depreciation and amortization expense	58	58	224	210
Adjusted (non-GAAP)	$385	$445	$1,553	$1,614
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher will significantly decline in 2025. Humana has filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, but there is no assurance that the company will prevail in this lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2023;
•Form 10-Qs for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024; and
•Form 8-Ks filed during 2024 and 2025.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2025 Projections - As of February 11, 2025

Diluted earnings per common share
GAAP: approximately $15.88
Non-GAAP: approximately $16.25

Total Revenues
Consolidated	GAAP: $126 billion to $128 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	GAAP: $121 billion to $123 billion
CenterWell segment	GAAP: $20.5 billion to $21.5 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Decline of approximately 550,000
Group Medicare Advantage	Relatively flat
Medicare stand-alone PDP	Growth of approximately 200,000
State-based contracts	Growth within 175,000 to 250,000 range	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, South Carolina, Virginia, and Wisconsin.

Benefit Ratio Insurance segment	GAAP: 90.1% to 90.5%	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	GAAP: 11.3% to 11.7%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Segment Results
Insurance segment income from operations	GAAP: $1.5 billion to $2.0 billion	CenterWell segment Non-GAAP income from operations excludes the projected impact of segment depreciation and amortization.
CenterWell segment income from operations	GAAP: $1.0 billion to $1.5 billion Non-GAAP: $1.2 billion to $1.7 billion

Effective Tax Rate	GAAP: approximately 25.0%
Weighted Avg. Share Count for Diluted EPS	approximately 121.5 million
Cash flows from operations	GAAP: $2.4 billion to $2.9 billion
Capital expenditures	approximately $650 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
4Q24 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 4Q24 Earnings Release

(S-3)	Summary of Results - Consolidated and Segment Quarter and FY
(S-4)	Consolidated Statements of Income - Quarter and FY
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - FY
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - FY
(S-11)	Membership Detail
(S-12)	Premiums and Services Revenue Detail
(S-13) - (S-15)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-16)	Footnotes

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q24 (a)	4Q23 (a)	FY 2024 (a)	FY 2023 (a)
CONSOLIDATED
Revenues	$29,213	$26,462	$117,761	$106,374
Revenues - Adjusted (non-GAAP)	$29,199	$25,734	$117,210	$102,645
Pretax results	($862)	($591)	$1,721	$3,383
Pretax results - Adjusted (non-GAAP)	($296)	$79	$2,702	$4,369
(Net loss per share) EPS	($5.76)	($4.42)	$9.98	$20.00
(Net loss per share) EPS - Adjusted (non-GAAP)	($2.16)	($0.11)	$16.21	$26.09
Benefits expense ratio	91.5%	90.7%	89.8%	87.3%
Benefits expense ratio - Adjusted (non-GAAP)	91.3%	90.5%	89.7%	87.2%
Operating cost ratio	14.4%	14.6%	11.8%	12.5%
Operating cost ratio - Adjusted (non-GAAP)	13.2%	12.9%	11.3%	11.7%
Operating cash flows			$2,966	$3,981
Parent company cash and short term investments			$562	$510
Debt-to-total capitalization			41.9%	41.8%
Days in Claims Payable (DCP)	37.8	41.4
INSURANCE SEGMENT
Revenues	$28,170	$25,565	$113,764	$102,854
Revenues - Adjusted (non-GAAP)	$28,156	$24,801	$113,213	$99,090
Benefits expense ratio	92.1%	91.5%	90.4%	88.0%
Benefits expense ratio - Adjusted (non-GAAP)	91.9%	91.4%	90.3%	88.0%
Operating cost ratio	11.0%	11.1%	9.2%	10.2%
Operating cost ratio - Adjusted (non-GAAP)	11.0%	10.9%	9.2%	9.8%
(Loss) income from operations	($646)	($426)	$1,289	$2,654
(Loss) income from operations - Adjusted (non-GAAP)	($575)	($361)	$1,483	$2,897
CENTERWELL SEGMENT
Revenues	$5,130	$4,710	$19,936	$18,405
Operating cost ratio	92.5%	90.6%	92.2%	91.2%
Income from operations	$327	$387	$1,329	$1,404
Income from operations - Adjusted (non-GAAP) (d)	$385	$445	$1,553	$1,614
Refer to the "Footnotes" section included in the previous narrative portion of this release (beginning on page 8) for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended December 31,		For the year ended December 31,

	2024	2023	2024	2023
Revenues:
Premiums	$27,750	$25,128	$112,104	$101,272
Services	1,166	1,040	4,431	4,033
Investment income	297	294	1,226	1,069
Total revenues	29,213	26,462	117,761	106,374
Operating expenses:
Benefits	25,381	22,782	100,664	88,394
Operating costs	4,167	3,827	13,696	13,188
Depreciation and amortization	208	201	839	779
Total operating expenses	29,756	26,810	115,199	102,361
(Loss) income from operations	(543)	(348)	2,562	4,013
Interest expense	164	146	660	493
Other expense, net	155	97	181	137
(Loss) income before income taxes and equity in net losses	(862)	(591)	1,721	3,383
(Benefit) provision from income taxes	(216)	(75)	413	836
Equity in net losses (A)	(37)	(24)	(94)	(63)
Net (loss) income	(683)	(540)	1,214	2,484
Net (income) loss attributable to noncontrolling interests	(10)	(1)	(7)	5
Net (loss) income attributable to Humana	$(693)	$(541)	$1,207	$2,489
Basic (loss) earnings per common share	$(5.76)	$(4.42)	$10.01	$20.09
Diluted (loss) earnings per common share	$(5.76)	$(4.42)	$9.98	$20.00
Shares used in computing basic earnings per common share (000’s)	120,455	122,461	120,571	123,866
Shares used in computing diluted earnings (loss) per common share (000’s)	120,455	122,461	120,869	124,441

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,221	$4,694
Investment securities	18,214	16,626
Receivables, net	2,704	2,035
Other current assets	6,676	6,631
Total current assets	29,815	29,986
Property and equipment, net	2,532	3,030
Long-term investment securities	421	382
Equity method investments	697	740
Goodwill	9,631	9,550
Other long-term assets	3,383	3,377
Total assets	$46,479	$47,065
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$10,440	$10,241
Trade accounts payable and accrued expenses	5,259	6,569
Book overdraft	403	353
Unearned revenues	260	266
Short-term debt	577	1,443
Total current liabilities	16,939	18,872
Long-term debt	11,144	10,213
Other long-term liabilities	1,951	1,662
Total liabilities	30,034	30,747
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,718,810 issued at December 31, 2024	33	33
Capital in excess of par value	3,463	3,346
Retained earnings	28,317	27,540
Accumulated other comprehensive loss	(1,067)	(999)
Treasury stock, at cost, 78,077,195 shares at December 31, 2024	(14,371)	(13,658)
Total stockholders’ equity	16,375	16,262
Noncontrolling interests	70	56
Total equity	16,445	16,318
Total liabilities and equity	$46,479	$47,065
Debt-to-total capitalization ratio	41.9%	41.8%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the year ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$1,214	$2,484
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on investment securities, net	(24)	54
Equity in net losses	94	63
Stock-based compensation	207	175
Impairment of indefinite-lived intangible assets	200	55
Depreciation	908	850
Amortization	60	67
Impairment of property and equipment	237	206
Deferred income taxes	(192)	(167)
Changes in operating assets and liabilities, net of effect of businesses acquired and disposed:
Receivables	(669)	(337)
Other assets	1,003	(1,318)
Benefits payable	199	915
Other liabilities	(373)	841
Unearned revenues	(6)	(20)
Other, net	108	113
Net cash provided by operating activities	2,966	3,981
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(89)	(233)
Purchases of property and equipment	(575)	(1,004)
Proceeds from sale of property and equipment	7	210
Changes in securities lending collateral receivable	(418)	—
Purchases of investment securities	(8,185)	(7,552)
Maturities of investment securities	2,982	1,292
Proceeds from sales of investment securities	3,376	3,795
Other	(50)	—
Net cash used in investing activities	(2,952)	(3,492)
Cash flows from financing activities
(Payments) receipts from contract deposits, net	(1,933)	828
Proceeds from issuance of senior notes, net	2,232	2,544
Repayments of senior notes	(1,107)	(1,832)
(Repayments) proceeds from issuance of commercial paper, net	(907)	211
Proceeds from short-term borrowings	—	100
Repayments of short-term borrowings	—	(100)
Repayment of term loan	—	(500)
Debt issue costs	(7)	(7)
Change in book overdraft	50	55
Common stock repurchases	(817)	(1,573)
Dividends paid	(431)	(431)
Change in securities lending payable	418	—
Change in rebate factor payable	123	—
Other, net	(108)	(151)
Net cash used in financing activities	(2,487)	(856)
Decrease in cash and cash equivalents	(2,473)	(367)
Cash and cash equivalents at beginning of period	4,694	5,061
Cash and cash equivalents at end of period	$2,221	$4,694

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$21,500	$—	$—	$21,500
Group Medicare Advantage	1,891	—	—	1,891
Medicare stand-alone PDP	728	—	—	728
Total Medicare	24,119	—	—	24,119
State-based contracts and other	3,159	—	—	3,159
Commercial fully-insured	8	—	—	8
Specialty benefits	238	—	—	238
Medicare Supplement	226	—	—	226
Total premiums	27,750	—	—	27,750
Services revenue:
Home solutions	—	317	—	317
Primary care	—	366	—	366
Pharmacy solutions	—	232	—	232
Military services and other	245	—	—	245
Commercial ASO	6	—	—	6
Total services revenue	251	915	—	1,166
Total revenues—external customers	28,001	915	—	28,916
Intersegment revenues	1	4,215	(4,216)	—
Investment income	168	—	129	297
Total revenues	28,170	5,130	(4,087)	29,213
Operating expenses:
Benefits	25,547	—	(166)	25,381
Operating costs	3,089	4,745	(3,667)	4,167
Depreciation and amortization	180	58	(30)	208
Total operating expenses	28,816	4,803	(3,863)	29,756
(Loss) income from operations	$(646)	$327	$(224)	$(543)
Benefit ratio	92.1%			91.5%
Operating cost ratio	11.0%	92.5%		14.4%

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$19,642	$—	$—	$19,642
Group Medicare Advantage	1,677	—	—	1,677
Medicare stand-alone PDP	512	—	—	512
Total Medicare	21,831	—	—	21,831
State-based contracts and other	2,142	—	—	2,142
Commercial fully-insured	717	—	—	717
Specialty benefits	249	—	—	249
Medicare Supplement	189	—	—	189
Total premiums	25,128	—	—	25,128
Services revenue:
Home solutions	—	345	—	345
Primary care	—	237	—	237
Pharmacy solutions	—	188	—	188
Military services and other	223	—	—	223
Commercial ASO	47	—	—	47
Total services revenue	270	770	—	1,040
Total revenues—external customers	25,398	770	—	26,168
Intersegment revenues	1	3,940	(3,941)	—
Investment income	166	—	128	294
Total revenues	25,565	4,710	(3,813)	26,462
Operating expenses:
Benefits	23,004	—	(222)	22,782
Operating costs	2,811	4,265	(3,249)	3,827
Depreciation and amortization	176	58	(33)	201
Total operating expenses	25,991	4,323	(3,504)	26,810
(Loss) income from operations	$(426)	$387	$(309)	$(348)
Benefit ratio	91.5%			90.7%
Operating cost ratio	11.1%	90.6%		14.6%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$88,019	$—	$—	$88,019
Group Medicare Advantage	7,731	—	—	7,731
Medicare stand-alone PDP	3,137	—	—	3,137
Total Medicare	98,887	—	—	98,887
State-based contracts and other	10,915	—	—	10,915
Commercial fully-insured	501	—	—	501
Specialty benefits	955	—	—	955
Medicare Supplement	846	—	—	846
Total premiums	112,104	—	—	112,104
Services revenue:
Home solutions	—	1,313	—	1,313
Primary care	—	1,248	—	1,248
Pharmacy solutions	—	904	—	904
Military services and other	916	—	—	916
Commercial ASO	50	—	—	50
Total services revenue	966	3,465	—	4,431
Total revenues—external customers	113,070	3,465	—	116,535
Intersegment revenues	4	16,471	(16,475)	—
Investment income	690	—	536	1,226
Total revenues	113,764	19,936	(15,939)	117,761
Operating expenses:
Benefits	101,299	—	(635)	100,664
Operating costs	10,443	18,383	(15,130)	13,696
Depreciation and amortization	733	224	(118)	839
Total operating expenses	112,475	18,607	(15,883)	115,199
Income (loss) from operations	$1,289	$1,329	$(56)	$2,562
Benefit ratio	90.4%			89.8%
Operating cost ratio	9.2%	92.2%		11.8%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$78,837	$—	$—	$78,837
Group Medicare Advantage	6,869	—	—	6,869
Medicare stand-alone PDP	2,189	—	—	2,189
Total Medicare	87,895	—	—	87,895
State-based contracts and other	8,108	—	—	8,108
Commercial fully-insured	3,527	—	—	3,527
Specialty benefits	1,007	—	—	1,007
Medicare Supplement	735	—	—	735
Total premiums	101,272	—	—	101,272
Services revenue:
Home solutions	—	1,342	—	1,342
Primary care	—	842	—	842
Pharmacy solutions	—	849	—	849
Military services and other	763	—	—	763
Commercial ASO	237	—	—	237
Total services revenue	1,000	3,033	—	4,033
Total revenues—external customers	102,272	3,033	—	105,305
Intersegment revenues	31	15,372	(15,403)	—
Investment income	551	—	518	1,069
Total revenues	102,854	18,405	(14,885)	106,374
Operating expenses:
Benefits	89,100	—	(706)	88,394
Operating costs	10,408	16,791	(14,011)	13,188
Depreciation and amortization	692	210	(123)	779
Total operating expenses	100,200	17,001	(14,840)	102,361
Income (loss) from operations	$2,654	$1,404	$(45)	$4,013
Benefit ratio	88.0%			87.3%
Operating cost ratio	10.2%	91.2%		12.5%

Humana Inc.
Membership Detail (Unaudited)
In thousands

	December 31, 2024	Average 4Q24	December 31, 2023	September 30, 2024
Medical Membership:
Individual Medicare Advantage*	5,661.8	5,670.2	5,408.9	5,659.2
Group Medicare Advantage	545.7	546.1	509.6	546.7
Total Medicare Advantage	6,207.5	6,216.3	5,918.5	6,205.9
Medicare stand-alone PDP	2,288.2	2,297.5	2,849.1	2,315.7
Total Medicare	8,495.7	8,513.8	8,767.6	8,521.6
Medicare Supplement	377.3	370.2	307.2	357.3
State-based contracts and other	1,459.9	1,455.1	1,228.8	1,446.1
Military services	6,009.1	5,995.3	5,960.2	5,984.8
Total excluding employer group commercial medical	16,342.0	16,334.4	16,263.8	16,309.8
Fully-insured commercial medical	0.3	5.8	338.7	25.9
ASO commercial	4.8	7.2	255.3	22.4
Total employer group commercial medical	5.1	13.0	594.0	48.3
Total Medical Membership	16,347.1	16,347.4	16,857.8	16,358.1
Specialty Membership:
Dental—fully-insured (B)	2,054.5	2,058.1	2,205.0	2,070.6
Dental—ASO	301.3	301.2	307.0	291.3
Total Dental	2,355.8	2,359.3	2,512.0	2,361.9
Vision	1,843.6	1,842.0	1,971.4	1,846.5
Other supplemental benefits	362.6	360.4	384.9	358.4
Total Specialty Membership	4,562.0	4,561.7	4,868.3	4,566.8

	December 31, 2024	Member Mix December 31, 2024	December 31, 2023	Member Mix December 31, 2023
Individual Medicare Advantage Membership
HMO	2,857.7	50%	2,853.0	53%
PPO/PFFS	2,804.1	50%	2,555.9	47%
Total Individual Medicare Advantage	5,661.8	100%	5,408.9	100%
Individual Medicare Advantage Membership
Shared Risk (C)	2,114.9	38%	1,917.3	36%
Path to Risk (D)	1,879.4	33%	1,847.0	34%
Total Value-based	3,994.3	71%	3,764.3	70%
Other	1,667.5	29%	1,644.6	30%
Total Individual Medicare Advantage	5,661.8	100%	5,408.9	100%
*Individual Medicare Advantage membership includes 937,100 Dual Eligible Special Need Plans (D-SNP) members as of December 31, 2024, a net increase of 65,800, or 8 percent, from 871,300 as of December 31, 2023, and down 2,500, or less than 1 percent, from 939,600 as of September 30, 2024

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended December 31,		For the year ended December 31,		Per Member per Month (I) For the three months ended December 31,		Per Member per Month (I) For the year ended December 31,

	2024	2023	2024	2023	2024	2023	2024	2023

Insurance
Individual Medicare Advantage	$21,500	$19,642	$88,019	$78,837	$1,264	$1,210	$1,307	$1,246
Group Medicare Advantage	1,891	1,677	7,731	6,869	1,154	1,096	1,176	1,121
Medicare stand-alone PDP	728	512	3,137	2,189	106	60	112	63
State-based contracts and other (E)	3,159	2,142	10,915	8,108	699	560	627	496
Commercial fully-insured (F)	8	717	501	3,527	345	570	563	556
Specialty benefits (G)	238	249	955	1,007	19	18	18	18
Medicare Supplement	226	189	846	735	203	207	205	206
Military and other (H)	246	224	920	794
Commercial ASO	6	47	50	237
Total	28,002	25,399	113,074	102,303

CenterWell
Pharmacy solutions	2,993	2,791	11,628	11,300
Primary care	1,279	1,073	4,945	4,174
Home solutions	858	846	3,363	2,931
Total	5,130	4,710	19,936	18,405

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended December 31, 2024	For the three months ended December 31, 2023	For the three months ended September 30, 2024

Generic Dispense Rate
Total Medicare	90.9%	91.8%	90.8%

Mail-Order Penetration
Total Medicare	27.6%	29.0%	28.1%

	For the year ended December 31, 2024	For the year ended December 31, 2023

Generic Dispense Rate
Total Medicare	91.0%	91.4%

Mail-Order Penetration
Total Medicare	28.3%	29.7%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of December 31, 2024			As of December 31, 2023			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	133	327	79,400	108	274	43,100	23.1%	19.3%	84.2%
Wholly-owned	211	675	246,500	188	617	189,600	12.2%	9.4%	30.0%
Independent Physician Associations			64,600			61,500			5.0%
	344	1,002	390,500	296	891	294,200	16.2%	12.5%	32.7%

	As of September 30, 2024			Sequential Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	120	295	64,100	10.8%	10.8%	23.9%
Wholly-owned	181	658	217,300	16.6%	2.6%	13.4%
Independent Physician Associations			62,800			2.9%
	301	953	344,200	14.3%	5.1%	13.5%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended December 31, 2024	For the three months ended December 31, 2023	Year-over-Year Growth

Episodic Admissions (L)	77,429	75,921	2.0%
Total Admissions - Same Store (M)	100,580	97,363	3.3%

	For the year ended December 31, 2024	For the year ended December 31, 2023	Year-over-Year Growth

Episodic Admissions (L)	321,862	301,642	6.7%
Total Admissions - Same Store (M)	416,133	384,552	8.2%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
4Q24 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period; includes impact of dual eligible demonstration members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a WCAS joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.